Exhibit 10.18








                                                          SEQUA CORPORATION


                                                        MANAGEMENT INCENTIVE


                                                           BONUS PROGRAM


                                                         OPERATING DIVISIONS


                                                           (Revised 1997)

                                                                INDEX




  I.      General Outline


 II.      Division Bonus Program


III.      Policies & Procedures


 IV.      Exhibits

















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
                                                     SEQUA CORPORATION

                                            MANAGEMENT INCENTIVE BONUS PROGRAM

                                                    FOR OPERATING UNITS

                                                      GENERAL OUTLINE




The purpose of implementing Sequa Corporation's (the Company's) Management Incentive Bonus Program (MIBP) is to improve the Company's performance through the efforts of key executive and management personnel who are in positions to significantly contribute to operating results. In all instances below the Chairman/Chief Executive Officer
(CEO) will oversee the administration of the MIBP on behalf of Gas Turbine operations and the President/Chief Operating Officer (COO) will oversee the administration of the MIBP on behalf of The Group operations. The Vice President Human Resources (VPHR) will be responsible for coordination of administration on behalf of both the CEO and the COO.

For divisional operations specific financial goals will be established in the beginning of the year for all MIBP participants.

The MIBP will provide substantial rewards for participants who accomplish or exceed targeted goals at the end of the year. The bonus pool from which bonuses will be paid to each participant will be calculated based upon the overall financial performance - Operating Profit, Return on Net Assets and Sales Growth - of the operating unit as determined by the CEO/COO as appropriate. It should be noted that no points for Sales Growth will be recognized for purposes of granting a bonus award unless Minimum Operating Profit is achieved.












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

I.              Chart Ia below shows Potential Bonus Awards for Minimum, Par,
                Outstanding and Maximum Performance for various level participants.
                Chart Ib and Ic depict the financial goals of Operating Profit,
                Return on Net Assets and Sales Growth and corresponding weighting factors used to measure performance.

Ia)       MIBP Participants and Potential Payout Levels
                (Percent of Salary)

                  Minimum      Target Bonus Level   Outstanding   Maximum
                Bonus Level    ("Par" Performance)  Bonus Level   Bonus Level
               (90% of Plan)         (Plan)        (115% of Plan)(125% of Plan)
Participants


Operating Unit
Presidents/
General Managers   25%                50%              75%            90%

A-Pool             15%                30%              45%            54%



B-Pool
Level I                       Up to 8 weeks pay
Level II                      Up to 4 weeks pay
Level III                     Up to 2 weeks pay



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

Ib)                           Operating Unit Presidents/General Managers

                                                                   Weighting
                                                            --------------------
-------

Goals         Min     Par*     Out     Max      Min       Par     Out    Max

1. Operating
   Profit    (90%)  (Budget)  (115%)  (125%)     15        30      45     54


2. Return on
  Net Assets (90%)  (Budget)  (115%)  (125%)     7.5       15     22.5    27


3. Sales    (102.5%  (105%    (110%   (115%
   Growth     PY)     PY)       PY)     PY)      2.5        5      7.5     9




TOTAL                                             25        50      75     90


*    Par Equals
       Operating Profit                            Budget
       RONA                                        Budget
       Sales                                       105% of Prior Year



Notes:   1.  No points for Sales Growth unless Minimum Operating Profit is achieved.

             2.  Overall Bonus Pool level of 10% for 1997.


Ib)       Operating Unit Presidents/General Managers

                                                              Weighting
                                                     ---------------------------

   Goals      Min    Par*     Out    Max       Min       Par      Out     Max

1. Operating
   Profit    (90%) (Budget)  (115%) (125%)      9         18       27     32.4


2. Return on
  Net Assets (90%) (Budget)  (115%  (125%)     4.5       9.0      13.5    16.2


3. Sales    (102.5% (105%    (110%  (115%
   Growth     PY)     PY)     PY)    PY)       1.5        3       4.5      5.4




TOTAL                                           15       30        45       54


*    Par Equals
       Operating Profit                            Budget
       RONA                                        Budget
       Sales                                       105% of Prior Year



Notes:   1.  No points for Sales Growth unless Minimum Operating
Profit is
               achieved.

             2.  Overall Bonus Pool level of 10% for 1997.

                                                                - 5 -

Sample Management Incentive Bonus Plan worksheet showing both
Potential Bonus Payouts and financial goals with weighting measurement factors are provided for Operating Unit
Presidents/General Managers (Exhibit A) and A-Pool participants
(Exhibit B).



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
                                                   OPERATING UNIT PLAN

                                           MANAGEMENT INCENTIVE BONUS PROGRAM


 I.       Participants

       A.  Operating Unit Presidents/General Managers.

       B. A-Pool participants in accordance with the following guidelines.

       1. First level of management reporting directly to the business unit President/General Manager.

       2. Certain first-level managers may be excluded if the reporting relationship is due to special circumstances.

       3. Certain second-level managers may be included if the responsibilities of their position warrant participation at the A-Pool level.

       C. B-Pool participation shall consist of select managers and professional level employees who are in a position to influence financial goals through sustained performance.

          1.        There will be three categories in the B-Pool:

          B-I Individuals who have a strong influence on divisional financial and performance goals, but who are not eligible for the A-Pool.

          B-II Individuals with moderate impact on divisional financial and performance goals.

          B-III Individuals with some influence on divisional financial and performance goals.

       D. Prior to March 15th of each year, the recommended list of participants are to be submitted by the Operating Unit heads to the CEO/COO and VPHR for approval.

       E. Any organizational changes during the year which impact on participation at the President/General Manager or A-Pool level will be reviewed and approved by the CEO/COO and VPHR.


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
II.            Operating Unit Goals

       A.      Financial Goals:  represent 100% of total bonus.

       1. Each Operating Unit President/General Manager will be assigned financial goals by the CEO/COO for the following:

          Operating Income


          Return on Net Assets (RONA), see Exhibit C - RONA calculation.

          Sales Growth

       B. Each Operating Unit President's/General Manager's Sales Growth goal will be expressed as a percentage of prior year's sales.


III.           Bonuses

       A. In accord with the Policies and Procedures section of this Plan a pool of funds shall be calculated and established from which bonuses will be paid subject to the following:

          1. Amounts paid to participants shall not in the aggregate exceed the bonus pool, nor may unused bonus accruals be "carried over".

          2. No individual may receive more than the maximum award for his/her position.

          3. The Bonus Pool for the Operating Unit shall not exceed 10% of operating profit of the Operating Unit before deduction for the accrued Bonus Pool.

          4. In those instances where the percentage cap impacts the value of the pool, the bonus recommendations will be calculated without regard to the cap and then reduced by a uniform percentage factor in order to comply with the cap set forth in 3 above. For example, if the total bonus pool without the cap would be $800,000 and with the cap it is $600,000 the uniform factor is 75%.









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
                                                   POLICIES AND PROCEDURES

                                             MANAGEMENT INCENTIVE BONUS PROGRAM


   I.   Determination of Eligible Participants

  A. Prior to March 15th of each year, each Operating Unit President/General Manager shall prepare and submit a list of proposed plan participants. The list shall include the proposed participants' level of participation. This list will be reviewed and approved by the CEO/COO and the VPHR.


 II.   Time of Participation

  A. In order to participate in the MIBP, each participant must be in an eligible position at the end of the plan year.

  B. Any employee promoted or hired to a position included in the MIBP will be entitled to participate in the bonus program on a pro-rated basis.

      C.       The plan year is January 1 to December 31.


III.   Bonus Plan Reviews

  A. Every quarter, the CEO/COO will meet with each Operating Unit President/General Manager to review status of the assigned financial goals.


 IV.    Determination of Bonus Awards

  A. Following the close of the plan year, the Vice President, Controller will agree with each Operating Unit President/General Manager on the goal ratings for operating income, RONA and sales growth for their respective businesses. The Vice President, Controller will report his findings for each operating division to the CEO/COO. Based on these results, the CEO/COO will approve the goal ratings for each of the Operating Units.






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

   Once the pool has been established, proposed individual bonuses to A and B Pool participants shall be calculated by the Operating Unit President/General Manager. Actual proposed awards may vary based upon the judgment of the Operating Unit President/General Manager with respect to the performance of each plan participant.


   V.   Award Approval Process

   A. Each Operating Unit President/General Manager will submit to the VPHR, the recommended bonus for each member of the plan.

   B. These recommendations will be accompanied by a summary sheet containing a detailed calculation of the available bonus pool including participant name, December 31 salary and level of participation.

      C. The VPHR will submit all bonus recommendations for Operating Unit Presidents/General Managers to the CEO/COO who will coordinate approval with the Executive Management Committee and then the Compensation Committee of the Board of Directors of the Company.

  VI.     Division Profit and Plan Payout

   A. ot withstanding anything contained in this plan to the contrary, if there is no operating profit for a given plan year, there will be no bonuses paid.

 VII.     Frequency of Awards

      Bonuses will be generated once every year during the month of March, for performance in the previous plan year.

VIII.     Contingencies Beyond Participant's Control

    In those instances where significant events affect the accomplishment of financial goals for a participant, the CEO/COO may use his judgment in recommending to the Executive Management Committee the amount of bonus to be awarded. Examples of such events include: labor disputes, acquisitions, natural catastrophes.







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

  IX.     Forfeiture of Award

      A plan participant will not be eligible for consideration for a bonus if:

      A. Participant is discharged for cause at anytime prior to the end of the plan year.

      B. Participant voluntarily resigned prior to the end of the plan year.

      Any exception to this Policy must be approved by the CEO/COO and VPHR.

   X. Retirement, Disability, Not For Cause Termination, or Death During the Plan Year

      Any participant who retires, becomes permanently disabled, is terminated other than for cause, or dies during the plan year shall be reviewed individually to determine whether a bonus award is appropriate.

  XI.     Budgeting

      The budget shall include the cost for a "Par" Bonus for all participants in the Plan.


 XII.     Disclaimer

      This plan shall neither create any right to a bonus payment or future participation therein for any employee, nor limit the right of Sequa Corporation to modify, amend or rescind this plan for any subsequent plan
      year.   Nor shall it be construed as creating any right to employment.















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
                                                   EXHIBIT C




                                                       RONA - calculation


    For purposes of this plan, RONA is calculated on a pretax operating basis as follows:

    o   RONA =

               Annual Operating Income
            Average of Net Operating Assets (13 month-end average)

    o   Net Operating Assets is the sum of the following:

        Hyperion Balance Sheet Caption


      +        Accounts Receivable - Trade
      -   Allowance for Doubtful Accounts Receivable - Trade

      +        Unbilled Receivables
      -   Allowance for Unbilled Receivables

      +        Inventories
      +        Prepaid Expenses and Other

      +        Other Investments
      +        Net Property and Equipment

      +        Total Deferred Charges & Other

      -   Accounts Payable Trade
      -   Accounts Payable Other
      -   Accrued Expenses
      -   Other Deferred Liabilities








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